Exhibit 31.4

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

I, Ramesh Srinivasan, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Agilysys, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: July 28, 2021

By:	/s/ Ramesh Srinivasan
Ramesh Srinivasan
President and Chief Executive Officer
(Principal Executive Officer)